AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2001
                          REGISTRATION NO. (to be assigned)

                     U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       TEMPORARY FINANCIAL SERVICES, INC.
                 (Name of small business issuer in its charter)

        WASHINGTON                          7360                    91-2084501
(State or jurisdiction of         (Primary Standard Industrial   (IRS Employer
incorporation or organization)     Classification Code Number)      Id. No.)

  422 W. RIVERSIDE, SUITE 1313, SPOKANE, WA 99201      TELEPHONE:(509) 624-8055
          (Address and telephone number of principal executive offices)

                 422 W. RIVERSIDE, SUITE 1313, SPOKANE, WA 99201
(Address of principal place of business or intended principal place of business)

                               GREGORY B. LIPSKER
                        601 W. MAIN AVE. SPOKANE, WA 99201
          (509) 455-9077  (TELEPHONE)       (509) 624-6441 (FACSIMILE)
            (Name, address and telephone number of agent for service)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

          If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [
          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                   CALCULATION OF REGISTRATION FEE
Title of each     Dollar         Proposed          Proposed
class of Shares   amount to      maximum offering  maximum aggregate  Amount of
to be registered  be registered  price  per  unit  offering price     registration fee
Common  Stock,     $4,000,000         $5.00         $4,000,000          $1,000
$0.001  par  value

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                       TEMPORARY  FINANCIAL  SERVICES,  INC.
                          (A  Washington  Corporation)
                                   $4,000,000

     800,000  SHARES
     PRICE:  $5.00  PER  SHARE

This is an initial public offering ("Offering") of up to 800,000 Shares of Temporary Financial Services, Inc. Common Stock ("Shares"). The Shares offered pursuant to the terms of this Prospectus are for the purpose of providing working capital for Temporary Financial Services, Inc. Before this Offering, there has been no public market for any of our Shares. Upon completion of this Offering, we intend to make application to have our stock quoted on the NASDAQ supervised OTC Bulletin Board.

We are bearing all costs incurred in the registration of these Shares. We have not retained an underwriter or broker/dealer to assist in the sale of the Shares. All Shares sold will be offered by our Officers and Directors or certain sales agents on our behalf.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors"). The Offering price bears no relationship to our earnings or book value or any other established criteria of value.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AGENCY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, NOR HAS ANY SUCH REGULATORY BODY REVIEWED THIS PROSPECTUS FOR ACCURACY OR COMPLETENESS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               Shares           Offering            Proceeds  to
               Offered          Price               Company (1, 2, 3)
               ---------        --------            -----------------
Minimum        200,000          $  5.00               $    900,000
Maximum        800,000          $  5.00               $  3,600,000

1          The  Shares  are  being  offered  on  a  "best  efforts" basis by our officers  and  directors  and  may  be  offered by certain agents on our behalf.
Officers and directors will receive no commission, directly or indirectly, for the sale of any Shares. We will pay agents a maximum 10% commission on the gross proceeds from the sale of the Shares. The amounts set forth above and in the table "Use of Proceeds" assumes all Shares are sold by sales agents.

2 Other expenses and costs of this Offering have not been deducted to determine our net proceeds. These fees, including unaccountable sales agents expense allowance, attorney's fees, accounting fees, filing fees, and printing and distribution costs are estimated at $49,000.

                                 April XXX, 2001

3 All the proceeds from the sale of Shares will be placed in an Impound Account until the minimum sum of $1,000,000 has been received. If we receive less than $1,000,000 by the close of business on June 30, 2001 (which period may be extended in our sole discretion, until no later than September 30, 2001) all proceeds will be refunded to purchasers without interest and without deduction for offering expenses.

No sales agent or other person is authorized to give any information or make any representation in connection with this Offering other than as contained in this Prospectus.

You should rely only on the information contained in this Prospectus. The information in this Prospectus may be accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Shares

This Prospectus does not constitute an offer to sell or the solicitation of an offer to purchase in any state where the offer and sale of our Shares is not permitted.






















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                                TABLE OF CONTENTS



PROSPECTUS  SUMMARY                                                   5

RISK  FACTORS                                                         7

DISCLOSURE  REGARDING  FORWARD  LOOKING  STATEMENTS                  10

BUSINESS                                                             11

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION     13

USE  OF  PROCEEDS                                                    14

DESCRIPTION  OF  SECURITIES                                          14

DILUTION                                                             15

MARKET  PRICE  OF  COMMON  EQUITY                                    16

MANAGEMENT                                                           16

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS
AND  MANAGEMENT                                                      17

CERTAIN  TRANSACTIONS                                                18

PLAN  OF  DISTRIBUTION                                               18

SHARES  ELIGIBLE  FOR  FUTURE  SALE                                  20

STATEMENT  AS  TO  INDEMNIFICATION                                   21

LEGAL  MATTERS                                                       21

EXPERTS                                                              21

WHERE  YOU  CAN  FIND  ADDITIONAL  INFORMATION                       21

INDEX  TO  CONSOLIDATED  FINANCIAL  STATEMENTS                       22

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. The following is not complete and does not contain all of the information that investors should consider before investing in our Shares. Investors should read the entire Prospectus carefully, including the Financial Statements that are part of this Prospectus. This Offering involves certain important considerations to prospective investors set forth in "Risk Factors."

BUSINESS  OF  THE  ISSUER

Temporary Financial Services, Inc. is a start-up company intending to engage in various aspects of the temporary staffing industry. Initially, a principal focus of the business will be directed to account receivable financing for certain qualified temporary staffing businesses. Our objective is to become the primary lender for the accounts receivable of small temporary service businesses whose owner/operators have had experience in the industries which they service.

We  will rely on management's business contacts to locate and help establish new
temporary  staffing  businesses  which  meet  the  experience   and  operational
standards  which  management  will  set.

Through our wholly-owned subsidiary, Temps Unlimited, Incorporated, we may also invest in and/or participate in the operation of temporary staffing and other businesses. Initially, we will focus on providing limited services to experienced temporary staffing entrepreneurs in the start-up of the entrepreneurs' operations. The services may include providing capital, software, rental and leaseback of facilities, and professional services and expertise. During the first year of operations, we intend to limit our involvement in entrepreneurs' operations to minority interests (less than 20%).

We may also engage in other business opportunities that arise from time-to-time.

OFFERING  TERMS

We are offering a minimum of 200,000 and a maximum of 800,000 Shares at a price of $5.00 per Share. The Shares are offered for cash only. We reserve the right to accept or reject subscriptions in whole or in part.

CAPITAL  STOCK  OUTSTANDING

     Class              March  31,  2000     Minimum     Maximum
     -----              ----------------     -------     ----------

     Common  Shares          350,000         550,000     1,150,000

IMPOUND  OF  FUNDS

All funds received from the sale of Shares will be held in impound with Sterling Savings Bank, Spokane, Washington, until the minimum Offering amount of $1,000,000 has been deposited and collected. If less than $1,000,000 is received from the sale of Shares by the close of business on June 30, 2001, (which period may be extended until September 30, 2001 in our sole discretion) the Offering will be terminated and all proceeds will be promptly refunded to purchasers by the impound agent without any discount for Offering expenses.

USE  OF  PROCEEDS

The following table sets forth information concerning the estimated use of proceeds from the Offering. The exact allocation of net proceeds may be adjusted in our sole discretion as good business judgment dictates.

                                        Minimum  Raised     Maximum  Raised
                                        ---------------     ---------------

Sales  Agent  Commissions                      100,000             400,000
Sales  Agent  Unaccountable  Expenses           10,000              40,000
Offering  Costs                                  9,000               9,000
Professional  Fees                               8,000               8,000
Travel                                           3,000               3,000
Receivable  Financing/  Investment
    Opportunities                              770,000           3,140,000
Working  Capital                               100,000             400,000
                                        ---------------     ---------------
Total                                   $    1,000,000      $    4,000,000
                                        ===============     ===============

RISK  FACTORS

Investing in the company involves a high degree of risk and should only be considered by individuals who have no need for liquidity and can afford a complete loss of all monies they invest. (SEE "RISK FACTORS")

















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                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. PROSPECTIVE PURCHASERS SHOULD CONSIDER THE FOLLOWING SIGNIFICANT FACTORS IN CONNECTION WITH OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE THE SECURITIES OFFERED.

GENERAL  RISKS

1.     DEPENDENCE  ON  KEY  PERSONNEL

Our success depends to a great extent upon the continued service of the President and other members of executive Management. Mr. Coghlan and Mr. Enget are the only members of management with experience in the temporary labor industry. The loss of either Mr. Coghlan's or Mr. Enget's services could have a significant negative impact on our ability to achieve our business goals. Our success may also be dependent upon our ability to locate and hire qualified staff.

2.     ECONOMIC  FLUCTUATIONS

The general level of economic activity, interest rates and unemployment and energy concerns in the U.S. and specifically within certain industries may significantly affect demand for our services.

3.     NO  CERTAINTY  OF  RETURN  ON  INVESTMENT

No assurance can be given that purchasers of the Shares will realize a return on their investment. As a result of the uncertainty and risks associated with our operations, investors may lose their entire investments.

4.     PURCHASES  BY  MANAGEMENT

Shares may be purchased by Management, their affiliates, or by other persons who may receive fees or other compensation or gain dependent upon the success of this Offering. Such purchases will be counted in determining whether the required minimum level of purchases has been met. Investors, therefore, should not consider that the sale of enough Shares to reach the specified minimum indicates that such sales have been made to investors who have no financial or other interest in the Offering, or who otherwise are exercising independent investment discretion.

The sale of the specified minimum, while necessary to the business operations, is not designed as a protection to investors or to indicate that other unaffiliated investors share their investment decision. Because purchases by the Management, its affiliates, and other persons who may receive fees or other compensation or gain dependent upon the success of the Offering may be substantial, no individual investor should place any reliance on the sale of the specified minimum as an indication of the merits of this Offering. Each investor must make his own investment decision as to the merits of this Offering.

5.     DILUTION

Purchasers of Shares will experience immediate and substantial dilution in the net tangible book value of their investment.

6.     LACK  OF  LIQUIDITY

There is presently no market for the Shares. There can be no assurance that an actively traded market will exist after completion of this Offering.

RISKS  ASSOCIATED  WITH  THE  TEMPORARY  STAFFING  INDUSTRY

7.     COMPETITION

The temporary services industry is highly fragmented and highly competitive, with limited barriers to entry. Several very large full-service and specialized temporary labor companies, as well as small local operations compete for business in the temporary staffing industry. Competition in some markets is intense, particularly for provision of light industrial personnel, and price pressure  from  both  competitors  and  customers  is  increasing.  Most  of the competition is better financed and has greater access to capital. We may invest in or provide financing to entrepreneurs hoping to establish temporary staffing businesses, and the competition and pricing pressures in the temporary staffing industry will directly impact those entrepreneurs. If the entrepreneurs' businesses suffer as a result of competition and pricing pressure, our business is likely to suffer as well.

8.     LACK  OF  CONTROL

We will generally not hold a controlling interest in the entrepreneurs' businesses and may be unable to impact how the entrepreneurs do business. As a result, our success will depend on the capabilities and success of the entrepreneurs.

9.     GOVERNMENT  REGULATIONS,  INCREASED  EMPLOYEE  COSTS  AND  WORKERS'
COMPENSATION

Temporary staffing businesses are required to comply with all applicable federal and state laws and regulations relating to employment, including occupational safety and health provisions, wage and hour requirements, including payment of state and federal minimum wages, and workers' compensation and unemployment insurance. Costs and expenses related to these requirements are significant and may increase as a result of, among other things, changes in federal or state laws or regulations requiring employers to provide specified benefits to employees (such as medical insurance), or increases in the minimum wage or the level of existing benefits, increased levels of unemployment, or the lengthening of periods for which unemployment benefits are available. Furthermore, workers' compensation expenses and the related liability accruals are based on actual claims experience in each respective state. To the extent that these costs negatively impact businesses that we have invested, our business may also be negatively impacted.

10.     EFFECT  OF  ECONOMIC  FLUCTUATIONS

Demand for temporary labor may be significantly affected by the general level of economic activity and unemployment in the United States and specifically within the construction and light industrial trades. As economic activity increases, temporary employees are often added to the work force before permanent employees are hired. As economic activity slows, many companies reduce their use of temporary employees before laying off permanent employees. In addition, temporary staffing businesses may experience heightened levels of competitive pricing pressure during such periods of economic downturn. World-wide economic conditions and U.S. trade policies also impact demand for the temporary staffing services. No assurances can be given that we will benefit from increases in general economic activity in the U.S. A slow-down in general economic activity within the construction and light industrial trades could have a material adverse effect on the businesses we may invest in and this could have an adverse affect on our financial condition and results of operations.

11.     INDUSTRY  RISKS

Temporary staffing companies employ and place people in workplaces of their customers. Attendant risks of the industry include possible claims of discrimination and harassment, employment of illegal aliens, violations of occupational, health and safety, or wage and hour laws and regulations, errors and omissions of its temporary employees, misappropriation of funds or property, other criminal activity or torts and other similar claims. Temporary staffing companies also are affected by fluctuations and interruptions in the business of their customers, which could have a material adverse effect on their business, financial condition and results of operations. The temporary staffing industry may be adversely affected if Congress or state legislatures mandate specified benefits for temporary employees or otherwise impose costs and expenses on employers that increase the cost or lessen the attraction of using temporary workers. If the temporary staffing businesses, that we invest in, are affected by these industry risks, our business may also be affected.

12.     LIABILITY  FOR  ACTS  OF  TEMPORARY  WORKERS

If we acquire controlling interests in temporary staffing businesses, we may be held responsible for the actions at the jobsite of workers not under our direct control. Although we do not expect to experience significant claims or losses due to these issues, there can be no assurance that we will not experience such claims or losses in the future or that our insurance, if any, will provide coverage or be sufficient in amount or scope to cover any such liability. We will seek to reduce any liability for the acts or omissions of temporary workers by taking only minority interests in temporary staffing businesses controlled by experienced entrepreneurs. As a contractual condition of doing business with a temporary staffing business, we may also require that the temporary staffing customers be responsible for all actions or omissions of the temporary workers. There can be no assurance that the terms of the contracts will be enforceable or that, if enforceable, they will be sufficient to preclude liability as a result of the actions of the temporary personnel or that insurance coverage will be available or adequate in amount to cover such liability. If we are found liable for the actions or omissions of temporary workers and adequate insurance coverage is not available, our business, financial condition and results of operations could be materially and aversely affected.

13.     ADEQUACY  OF  WORKERS'  COMPENSATION  ARRANGEMENTS

Temporary labor companies are required to maintain workers' compensation insurance, as required by state laws. They are required to pay premiums or contributions based on the applicable business classification, and actual workers' compensation claims experience over time. In those states where private insurance is not allowed, companies purchase insurance through state workers' compensation funds. In all other states, companies obtain coverage through an insurance company licensed to do business in those states. If workers' compensation provisions negatively impact a temporary staffing business with which we are doing business, we may also be negatively affected.

14.     BAD  DEBTS

We will have a limited number of temporary staffing businesses with which we will do business. The failure of a temporary staffing business, that we have loaned money to, to make timely repayment of the loans we make for accounts receivable financing or other purposes, or the business failure of a temporary staffing business that we have invested in could have a serious negative impact on our ability to sustain profitable operations.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on our behalf . We and our representatives may, from time to time, make written or oral statements that are "forward-looking," including statements contained in this Prospectus and other filings with the Securities and Exchange Commission and in reports to our stockholders. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates, and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates," "expects," "intends," "plans," "projects," "beliefs," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this Prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this Prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.






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                                    BUSINESS

HISTORY

Temporary Financial Services, Inc. was incorporated under the laws of the State of Washington in October, 2000. We were formed to engage in the business of financing accounts receivable for businesses providing temporary labor services. We may also engage in such other activities associated with the temporary staffing or other businesses as Management deems appropriate. Our objective is to become the primary lender for the accounts receivable of small temporary service businesses whose owner/operators have experience in the industries which they service. We will rely on Management's business contacts to locate new customers which meet the experience and operational standards which our Management will set.

Our wholly owned subsidiary, Temps Unlimited, Incorporated, was incorporated under the laws of the State of Washington primarily to acquire temporary labor businesses or acquire interests in such businesses. Ownership in such businesses may represent minority or majority control of an individual business. The businesses to be acquired or started will not be restricted to the temporary labor industry.

INDUSTRY  OVERVIEW

The global staffing services industry has experienced significant growth in response to the changing work environment worldwide. According to published industry sources, the total staffing services market had revenues of approximately $154.4 billion in 1999 (the latest available data). The staffing industry is evolving from employers' traditional use of staffing services to manage personnel costs and meet fluctuating staffing requirements to the reduction of administrative overhead by outsourcing human resources operations that are not part of an employer's core business competencies. In addition to the economic conditions driving staffing industry growth, we believe that changing demographics of the workforces of developed economies and evolving attitudes concerning work patterns also contribute to growth in the staffing industry. These trends have accelerated with the pace of technological change and greater global competitive pressures.

The U.S. remains the largest and most developed staffing services market in the world, representing approximately $76.9 billion or 49.8% of the total staffing market in 1999. Since 1994, the U.S. staffing market grew at an annual rate of 13.2%. According to the Staffing Industry Report, U.S. staffing industry revenue, including flexible staffing, managed staffing, outsourcing, search/recruitment and outplacement, grew to an estimated $103.2 billion in 2000. In addition, the American Staffing Association has estimated that more than 90% of all U.S. businesses utilize staffing services.

Historically, the demand for temporary workers has been driven primarily by the need to satisfy peak production requirements and to temporarily replace full-time employees absent due to illness, vacation or abrupt termination. More recently, competitive pressures have forced businesses to focus on reducing costs, including converting fixed, permanent labor costs to variable or flexible costs. The use of temporary workers typically shifts employment costs and risks, such as workers' compensation and unemployment insurance and the possible adverse effects of changing employment regulations, to temporary staffing companies, which can allocate those costs and risks over a larger pool of employees and customers. In addition, through the use of temporary employees, businesses avoid the inconvenience and expense of hiring and firing regular employees.

BUSINESS  OF  THE  ISSUER

The temporary staffing industry has grown rapidly in the last decade. The growth has been primarily through the opening of dispatch offices in all major cities of the United States. These offices have been staffed with individuals assuming managerial responsibilities for the individual locations and for the most part have been individuals with entrepreneurial ideals and capabilities.

Many of these individuals are now seeking to own and operate their own offices; but lack the financing needed for accounts receivable and in some instances, organizational capital.

The Management of Temporary Financial Services, Inc., because of their past experience in the staffing industry, know of many individuals, or groups of individuals, currently seeking to start up their own businesses that are in need of financing capital.

Temporary Financial Services, Inc. is a start-up company organized primarily to provide accounts receivable financing for entrepreneurs in the temporary staffing industry.

Temps Unlimited, Incorporated, a wholly owned subsidiary of Temporary Financial Services, Inc., was primarily organized to provide services necessary for temporary staffing business entrepreneurs to establish their own individual businesses. These services could include partial or all of the initial capital, acquisition and lease back of rental facilitate, software, and professional services to the entrepreneurs.

It is the intention, for the first year of operations, for Temporary Financial Services, Inc. and it's wholly owned subsidiary, Temps Unlimited, Incorporated to remain independent of the management of the temporary staffing business entrepreneur's operations and restrict ownership to less than twenty percent of any entrepreneurs' entities.

The Company may also engage in other businesses unrelated to the temporary staffing industry. Management retains discretion to evaluate and act on such other business opportunities as they arise.

GOVERNMENTAL  REGULATION

Temporary staffing firms are generally subject to one or more of the following types of government regulations:
(i) regulation of the employer/employee relationship between a firm and its flexible staff,
(ii)    registration,  licensing, record keeping and reporting requirements and
(iii)   substantive  limitations  on  its  operations.

Temporary staffing firms are the legal employers of their temporary workers. To the extent that the Company invest in controlling interests of temporary staffing businesses, we may be governed by laws regulating the employer/employee relationship, such as tax withholding or reporting, social security or retirement, anti-discrimination and workers' compensation.

EMPLOYEES

We anticipate that there will be one paid full-time employee of the parent company during the next 12 months.

FACILITIES

We do not currently have our own office or facilities. We operate from the business office of our President, John Coghlan. We will pay Mr. Coghlan $200 per month for the use of the office space and access to the office equipment.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN  OF  OPERATION

Because the temporary services industry is highly fragmented and highly competitive, with limited barriers to entry, there are many small local operations in the staffing industry. It is our intention to identify these small local operations and to become the primary lender for the accounts receivable financing of small temporary service businesses. We will rely on Management's business contacts to locate new customers which meet the experience and operational standards which our Management will set. In addition, we may provide account receivable financing for other small businesses not necessarily related to the temporary service industry.

It is also our intention to participate in the start-up of several temporary employment dispatch locations through joint investment arrangements with experienced operators in the unskilled and semi-skilled labor industry segment as well as temporary employment dispatch in certain skilled areas. The investments will likely take the form of an interest in a limited liability company or other entity in which we (through our wholly owned subsidiary, Temps Unlimited, Incorporated) would invest together with the operator/entrepreneur of the temporary dispatch location and other investors. We have currently participated in the formation limited liability companies in Washington State and the establishment of operations in Minnesota and Nebraska for the purpose of acquiring an interest in temporary dispatch locations. We are currently in negotiations with several experienced operators regarding investment in start-up temporary dispatch locations. It is our intention to fund a minimum of five locations during the next twelve months.

After completion of this Offering, we do not anticipate that we will require additional cash within the next twelve months.

We intend that we will have one full time employee during the next twelve months. Additional employees will be hired in order to meet the needs of the business operations as we grow.

                                 USE OF PROCEEDS

The following table sets forth information concerning the estimated use of proceeds from the Offering. The exact allocation of net proceeds may be adjusted in our sole discretion as good business judgment dictates.

                                          Minimum Raised     Maximum Raised
                                          --------------     --------------
Sales  Agent  Commissions*                     100,000            400,000
Sales  Agent  Unaccountable  Expenses*          10,000             40,000
Offering  Costs                                  9,000              9,000
Professional  Fees                               8,000              8,000
Travel                                           3,000              3,000
Receivable  Financing/  Investment
    Opportunities                              770,000          3,140,000
Working  Capital                               100,000            400,000
                                           -------------     --------------
Total                                      $ 1,000,000       $  4,000,000
                                           =============     ==============
*     Assumes  no  Shares  are  sold  by  Officers  and  Directors.

                            DESCRIPTION OF SECURITIES

COMMON  STOCK

We are authorized to issue One Hundred Million (100,000,000) Shares of $0.001 par value Common Stock. There are presently 350,000 Shares issued and outstanding held by 16 shareholders of record. There are no outstanding options or rights to acquire our Shares.

All Shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights. Owners of Shares of Common Stock are entitled to one vote for each Share of Common Stock owned at any Shareholders' meeting. Holders of Shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to Shareholders. There are no conversion, preemptive, or other subscription rights or privileges with respect to any Shares. Our Common Stock does not have cumulative voting rights which means that the holders of more than fifty percent (50%) of the Shares voting in an election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining Shares aggregating less than fifty percent (50%) would not be able to elect any directors.

PREFERRED  STOCK

We are authorized to issue Five Million (5,000,000) Shares of Preferred Stock. There are currently no outstanding Shares of Preferred Stock. The Preferred Stock is entitled to preference over the Common Stock with respect to the distribution of our assets in the event of liquidation, dissolution, or winding-up of our business, whether voluntarily or involuntarily, or in the event of any other distribution of our assets among our shareholders for the purpose of winding-up our affairs. The authorized, but unissued Shares of Preferred Stock, may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The
Directors, in their sole discretion, shall have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

DIVIDENDS

We have never paid dividends and propose for the foreseeable future to utilize all available funds for the development of our business. Accordingly, we have no plans to pay dividends, even if funds are available, as to which there is no assurance.

TRANSFER  AGENT

We have retained the services of Atlas Stock Transfer Corporation as our Transfer Agent and Registrar. Atlas Stock Transfer is located at 5899 South
State  Street,  Salt  Lake  City,  Utah  84107.

                                    DILUTION

Prior to this Offering, we sold 150,000 Shares of Common Stock at a price of $1.00 per Share and an additional 200,000 Shares of Common Stock at a price of $3.00 per Share. As of December 31, 2000, our net tangible book value was $675,977, or approximately $1.93 per Share of Common Stock. Net tangible book value per Share represents the amount of our total tangible assets less total liabilities divided by the number of Shares of Common Stock. This figure takes into account the issuance of 40,000 Shares subsequent to December 31, 2000 for stock subscriptions payable at that date.

After giving effect to the sale of the 800,000 maximum (200,000 minimum) Shares offered hereby and after deducting the sales agent's commission and estimated offering expenses, net tangible book value at December 31, 2000, would be $4,226,977 maximum ($1,556,977 minimum), or approximately $3.67 maximum ($2.83 minimum) per Share of our Common Stock. This represents an immediate increase in net tangible book value of $1.74 maximum ($0.90 minimum) per Share of Common Stock to our existing stockholders and an immediate dilution in net tangible book value of $1.33 (26.6%) maximum ($2.17 (42.4%) minimum) per Share of Common Stock The following table illustrates this per Share dilution for both the minimum and maximum offering amounts:

                                                               Minimum   Maximum
                                                               -------   -------
Initial  public  Offering  price                               $  5.00   $  5.00
Net  tangible book value per Share prior to the  ffering       $  1.93   $  1.93
Increase in net tangible book value per Share attributable
  to  this  Offering                                           $  0.90   $  1.74
Net  tangible  book  value  per  Share  after  the  Offering   $  2.83   $  3.67
Dilution in Value Per Share to Investors in this Offering      $  2.17   $  1.33
Dilution of net tangible book value per Share to new investors   42.4%     26.6%

                          MARKET PRICE OF COMMON EQUITY

The is no market for our Shares and there can be no assurance that a market will develop after completion of this Offering.

                                   MANAGEMENT

The following sets forth information concerning our Management and key personnel:

John R. Coghlan, age 58, President and Director. Mr. Coghlan graduated from the University of Montana with a degree in Business Administration. Mr. Coghlan was a founder of Labor Ready, Inc., a New York Stock Exchange traded company. Mr. Coghlan served as the Chief Financial Officer and as a Director of Labor Ready, Inc. from 1987 through 1996, when he retired. Since his retirement, Mr. Coghlan has worked in private investments. Mr. Coghlan is a Certified Public Accountant.

Brad E. Herr, age 47, Secretary and Director. Mr. Herr is graduated from the University of Montana with a Bachelor of Science Degree in Business Accounting and a Juris Doctorate. From 1993 through 1996, Mr. Herr practiced law in the firm of Brad E. Herr, P.S. Since June 1996, Mr. Herr has been employed by AC
Data Systems, Post Falls, Idaho. From 1996 through 1998, Mr. Herr held the position of Director of Finance. Since 1998, Mr. Herr has held the position of Vice-President of Business Development. Mr. Herr is licensed to practice law in the states of Washington and Montana. Mr. Herr also maintains inactive status as a Certified Public Accountant in the State of Montana.

Dwight Enget, age 50, Director. Mr. Enget is graduated from Minot State University with a degree in Business Administration. Mr. Enget was employed by Labor Ready, Inc from 1989 to 1997. Mr. Enget began his career with Labor Ready as a branch manager and held the position of Director of Operations for the Western District upon his retirement. Since 1997, Mr. Enget has been retired.

Kristie L. Jesmore, age 49, Treasurer. Since 1987, Ms. Jesmore has been self-employed providing accounting and administrative services for small businesses. Currently, the Coghlan Family Corporation employs Ms. Jesmore.

COMPENSATION

Our officers receive no cash compensation for services rendered. Our directors receive no annual compensation or attendance fees for serving in such capacity.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information regarding the number and percentage of our Shares of Common Stock held by each director, each of the named executive officers and directors and officers as a group. The table also sets forth the ownership of any non-management person known to us to be the beneficial owner of more than five percent of any class of our voting Shares.

(a)     SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS

The following table sets forth certain information concerning parties, excluding Management, who are known by us to directly own more than 5% of any class of our voting Shares on March 1, 2001:
                                              Percent
                                              of  Class
Name                    Number  of Shares     at 3-01-01     Minimum     Maximum
----------------------  -----------------     ----------     -------     -------
Welstad  Family  LLC          24,500              7.0%         4.5%         2.1%
1016  S.  28th  St.
Tacoma,  WA  98409

Terry  Dunne                  25,000               7.1          4.5          2.2
601  W.  Main  Ave.
Spokane,  WA  99201

Bill  Newton                  20,000               5.7          3.6          1.7
5300  North  Prince  Pl.
Jackson  Hole,  WY  83001

Jerry  Smith                  20,000               5.7          3.6          1.7
8040  E.  Morgan  Trail.
Scottsdale,  AZ  85258

Norm  Schroth                  20,000              5.7          3.6          1.7
Box  841
Hermiston,  OR  97838

(b)     SECURITY  OWNERSHIP  OF  MANAGEMENT

The following table sets forth certain information concerning the ownership of each class of our equity securities by all directors and all directors and officers as a group on March 1, 2001:


                                              Percent
                                              of  Class
Name                    Number  of Shares     at 3-01-01     Minimum    Maximum*
----------------------  -----------------     ----------     -------    -------

John R. Coghlan**                80,500            23.0        14.6        7.0
Brad  E.  Herr                   30,000             8.6         5.5        2.6
Kristie  L.  Jesmore             25,000             7.1         4.5        2.2
Dwight  Enget                    45,000            12.9         8.2        3.9
All  Officers  and  Directors
as a group (4 individuals)      180,500            51.6        32.8       15.7

* Does not take into account the possible purchase of Shares of this Offering by the individuals listed.
**     Includes  10,000  Shares owned by Coughlan LLC and 20,000 Shares owned by
Coughlan  Corp.

                              CERTAIN TRANSACTIONS

Except as set forth in this Prospectus, we have not had any transactions nor are there any proposed transactions with any Director, Executive Officer or shareholder.

                              PLAN OF DISTRIBUTION

DESCRIPTION  OF  OFFERING

We are seeking to raise up to $4,000,000 from an Offering of a minimum of 200,000 Shares and a maximum of 800,000 Shares at a price of $5.00 per Share. The Shares are being offered on a "best efforts" basis by officers and directors and may be offered by certain agents on our behalf. Officers and directors will receive no commission, directly or indirectly, for the sale of any Shares. We will pay agents a commission of the gross proceeds from the sale of the Shares. The amounts set forth in the table "Use of Proceeds" assumes all Shares are sold by sales agents.

We reserve the absolute right to accept or reject subscriptions in whole or in part at any time and for any reason. All funds will be placed in an impound account until a minimum of 200,000 Shares ($1,000,000) have been sold.

METHOD  OF  SUBSCRIPTION

In  order  to  subscribe for Shares, a prospective Investor will be required to:

1. Complete a copy of the Subscription Agreement, indicating the Shares to be purchased.

2. Submit a check made payable to "Temporary Financial Services, Inc., Escrow Account" in full payment for the Shares purchased.

We have the unconditional right to accept or reject any subscription. If we reject a subscription, the purchase price will be returned promptly, without interest.









          (The balance of this page has been intentionally left blank)

SUBSCRIPTION  PROCEDURES  AND  PAYMENTS

Purchases must be made entirely in cash. Persons intending to subscribe should complete and execute the Subscription Agreement. The completed documents, together with a check made payable to "Temporary Financial Services, Inc., Escrow Account" should be delivered to:

                       Temporary Financial Services, Inc.
                                 P.O. Box 21700
                            Spokane, Washington 99201

The Subscription Agreement contains certain representations and warranties which an investor will be required to make relating, among other things, to the investor's eligibility to acquire the Securities based upon his state of domicile

IMPOUND  AGREEMENT

All funds received from the sale of Shares will be held in impound with Sterling Savings Bank, Spokane, Washington, until the minimum offering amount of $1,000,000 has been deposited and collected. At that time, the impound agent will distribute the funds to us. If less than $1,000,000 is received from the sale of Shares by the close of business on June 30, 2001, (which period may be extended until September 30, 2001 in our sole discretion), the Offering will be terminated and all proceeds will be promptly refunded to purchasers by the impound agent without any discount for Offering expenses. Any interest earned in excess of the impound expenses will be utilized to pay costs associated with the Offering. The foregoing impound agent is performing a limited function as depository of the funds raised in this Offering, and such fact should not be construed to mean that such agent has in any way passed upon the merits or qualifications of this Offering or has given its approval of or to any person, security or transaction referred to herein.

CLOSING

We expect to hold an initial closing of this Offering at any time after subscriptions for the minimum amount have been accepted and funds have cleared. The final closing is expected to occur on or before September 30, 2001, but may be extended in our sole discretion. Interim closings may occur between the initial closing and the final closing. We are under no obligation to continue the Offering until the maximum Offering amount is sold, and may, in our discretion, effect the final closing at any time if and after the minimum Offering amount has been achieved, or terminate the Offering prior to any closing.

TERMINATION

The  Offering  will  continue  until  such  time as one of the following occurs:

- June 30, 2001, if the minimum of $1,000,000 is not reached (subject to extension);
-     The  maximum  of  $4,000,000  is  raised;  or
-     We  elect  to  terminate  the  Offering.

In the event that $1,000,000 has not been deposited into the Escrow Account by the close of business June 30, 2001, (which period may be extended until September 30, 2001, in our sole discretion) the investors' funds will be returned in full, without deduction for Offering expenses. Any interest accrued in excess of the impound account expenses will be utilized to pay Offering expenses.

                         SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no public market for any of our Shares and there can be no assurance that a significant public market for any of our Shares will be developed or sustained after this offering. Sales of substantial amounts of our Common Stock in the public market after this Offering, or the possibility of those sales occurring could adversely affect the prevailing market price for our Shares and our ability to raise equity capital in the future.

Upon completion of this Offering, there will be 1,150,000 Shares of our Common Stock outstanding, assuming the maximum Offering is sold . The 800,000 Shares of Common Stock being offered by this Prospectus will be freely tradable without restriction under the Securities Act, unless purchased by an affiliate of ours, as that term is defined under the rules and regulations of the Securities Act, which will be subject to the resale limitations of Rule 144 under the Securities Act.

The remaining 350,000 Shares are considered "restricted securities" as defined in Rule 144. These Shares were issued in private transactions and have not been registered under the Securities Act and, therefore, may not be sold unless registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144.

In general, under Rule 144, beginning 90 days after the completion of this Offering, a person, or persons whose Shares are aggregated, who has beneficially owned restricted Shares for at least one year, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell within any three-month period, a number of Shares that does not exceed the greater of:

    - one percent, or approximately 85,000 Shares following this Offering, of the number of Shares of our Common Stock then outstanding; or

    - the average weekly trading volume of our Common Stock during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the Shares for at least two years, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell those Shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     STATEMENT  AS  TO  INDEMNIFICATION

Our Articles of Incorporation and Bylaws authorize us to indemnify our Officers, Directors and Agents for all costs and expenses incurred in defense of any suit in which they may be named as defendants arising from any action on behalf of or related to the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Managers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

Legal matters in connection with our Shares to be issued in connection with the Offering will be passed upon by the law firm of Workland & Witherspoon PLLC, Spokane, Washington, as our legal counsel.

We are not a party to any legal proceedings, nor have any judgments been taken, nor have any actions or suits been filed or threatened against us or our Executive Officers or Directors in their capacities as such, nor are the Executive Officers or Directors aware of any such claims which could give rise to such litigation.

                                     EXPERTS

Our financial statements as of December 31, 2000 and for the period from inception (October 4, 2000) through December 31, 2000 included in this Prospectus have been so included in reliance on the report of LeMaster & Daniels PLLC, Certified Public Accountants, given on the authority of such firm as experts in auditing and accounting.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the Shares offered by this Prospectus. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the Shares offered by this Prospectus, reference is made to the registration statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement, including all amendments, exhibits and schedules thereto, may be inspected without charge at the offices of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549. Copies of this material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street NW, Washington, DC. 20549. The Securities and Exchange Commission also maintains a Web site (http://www.sec.gov) through which the registration statement and other information can be retrieved.

Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Securities Exchange Act of 1934 and intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

TEMPORARY  FINANCIAL  SERVICES,  INC.
AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

CONSOLIDATED  FINANCIAL  STATEMENTS  AND
INDEPENDENT  AUDITORS'  REPORT

DECEMBER  31,  2000
TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)


CONTENTS



                                                        Page

INDEPENDENT  AUDITORS'  REPORT                            2


CONSOLIDATED  FINANCIAL  STATEMENTS:

     Consolidated  balance  sheet                         3

     Consolidated  statement  of  income                  4

     Consolidated statement of stockholders' equity       5

     Consolidated  statement  of  cash  flows             6

     Notes  to  consolidated  financial  statements     7-9

                          INDEPENDENT AUDITORS' REPORT





Board  of  Directors
Temporary  Financial  Services,  Inc.  and  Subsidiary
Spokane,  Washington


We have audited the accompanying consolidated balance sheet of Temporary Financial Services, Inc. and Subsidiary (a development stage company) as of
December  31,  2000,  and  the   related  consolidated   statements  of  income,
stockholders' equity, and cash flows for the period from October 4, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Temporary Financial Services, Inc. and Subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the period from October 4, 2000 (inception) through December 31, 2000, in conformity with generally accepted accounting principles.

/s/ LeMaster & Daniels, PLLC

                              LeMASTER  &  DANIELS  PLLC
                              Certified  Public  Accountants



Spokane,  Washington
February  15,  2001

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

CONSOLIDATED BALANCE SHEET


                                                       DECEMBER 31,
                                                           2000
                                                       ------------
ASSETS

CURRENT  ASSETS:
  Cash                                                 $   546,334
  Stock subscription and interest receivable               120,800
  Prepaid expenses                                           8,943
                                                       ------------

                                                       $   676,077
                                                       ============

LIABILITIES  AND  STOCKHOLDERSEQUITY

LIABILITIES
  Accounts payable                                     $       100

STOCKHOLDERSEQUITY:

  Common stock -- 100,000,000 shares,
  $.001  par  value,  authorized;
  310,000 shares issued and outstanding                        310
  Preferred stock -- 5,000,000  shares,
  $.001 par value, authorized; none issued                     -
  Additional paid-in capital                               629,690
  Common stock subscribed                                  120,000
  Notes receivable for stock purchase                      (75,000)
  Earnings accumulated in the development stage                977
                                                       ------------
Total stockholders' equity                                 675,977
                                                       ------------

                                                       $   676,077
                                                       ============

















See  accompanying  notes  to  consolidated  financial  statements.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

CONSOLIDATED STATEMENT OF INCOME

                                                            PERIOD FROM
                                                            OCTOBER 4, 2000
                                                            (INCEPTION)
                                                            THROUGH
                                                            DECEMBER 31, 2000
                                                            -----------------

REVENUE:
  Interest income                                           $          1,543

EXPENSES                                                                 566
                                                            -----------------

NET INCOME                                                  $            977
                                                            =================

BASIC EARNINGS PER SHARE                                    $            -
                                                            =================




































See  accompanying  notes  to  consolidated  financial  statements.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
PERIOD FROM OCTOBER 4, 2000 (INCEPTION)
THROUGH DECEMBER 31, 2000

                                                     Notes       Earnings
                                                     Receivable  Accumulated
                  Common     Additional  Common      for         in the
                  Stock      Paid-in     Stock       Stock       Development
                  Issued     Capital     Subscribed  Purchase    Stage        Total
                  ---------  ----------  ----------  ----------  -----------  ---------
BALANCES,
OCTOBER 4, 2000
(INCEPTION)             -    $      -    $      -    $      -    $       -    $     -

ADD (DEDUCT):

100,000 common
  shares issued
  to officers and
  consultant at
  $1 per share for:
  Cash                   25      24,975         -           -            -       25,000
  Notes receivable       75      74,925         -       (75,000)         -          -

Common stock
  issued for cash:
  50,000 shares at
  $1 per share           50      49,950         -           -            -       50,000
  160,000 shares
  at $3 per share       160     479,840         -           -            -      480,000
  40,000 common
  shares subscribed
  at $3 per share       -           -       120,000         -            -      120,000

Net income for
  the period            -           -           -           -            977        977
                  ---------  ----------  ----------  ----------  -----------  ---------
BALANCES,
DECEMBER 31, 2000 $     310  $  629,690  $  120,000  $  (75,000) $       977  $ 675,977
                  =========  ==========  ==========  ==========  ===========  =========













See  accompanying  notes  to  consolidated  financial  statements.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS

                                                            PERIOD FROM
                                                            OCTOBER 4, 2000
                                                            (INCEPTION)
                                                            THROUGH
                                                            DECEMBER 31, 2000
                                                            -----------------

INCREASE  (DECREASE)  IN  CASH

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income                                                $           977
  Adjustments to reconcile net income to net cash
    used  in  operating  activities:
      Increase in interest receivable                                   (800)
      Increase in prepaid expenses                                    (8,943)
      Increase in accounts payable                                       100
                                                            -----------------
  Total adjustments                                                   (9,643)
                                                            -----------------
Net cash used in operating activities                                 (8,666)

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:

  Issuance of common stock for cash                                  555,000
                                                            -----------------

NET INCREASE IN CASH                                                 546,334

CASH, BEGINNING OF PERIOD                                                -
                                                            -----------------

CASH, END OF PERIOD                                         $        546,334
                                                            =================

NONCASH  FINANCING  ACTIVITIES:

The Company issued 75,000 common shares in exchange for notes receivable of $75,000.

Common stock subscribed (40,000 shares) totalled $120,000 at December 31, 2000.












See  accompanying  notes  to  consolidated  financial  statements.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS


NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

Organization:

The accompanying financial statements are those of Temporary Financial Services, Inc., incorporated in Washington State on October 4, 2000, and its wholly-owned subsidiary, Temps Unlimited, Incorporated, which was incorporated in Washington State on October 31, 2000 (collectively referred to herein as the Company). Both companies have established their fiscal year end to be December 31.

The Company had no significant operations from inception to December 31, 2000. Accordingly, it is considered to be a development stage company. To date the Company's activities have primarily involved raising of private capital, development of plans for the Company's operations, and preparation for a proposed initial public stock offering. The Company expects to evolve from the development stage to the operating stage in 2001. The Company's operations, once commenced, are expected to be primarily in (but not limited to) two segments: financing for the temporary employment services industry and minority or majority ownership of temporary staffing businesses.

Summary  of  Significant  Accounting  Policies:

Principles  of consolidation - The consolidated financial statements include the
accounts  of  the  Company  and   its  wholly-owned  subsidiary.   All  material
intercompany  accounts  and  transactions  are  eliminated  in  consolidation.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash - Cash consists of demand deposits, including interest-bearing accounts, held in two local banks. Uninsured deposits totaled approximately $416,000 at December 31, 2000. At such date the Company had no cash equivalents.

Deferred stock offering costs - Legal fees incurred in connection with the Company's proposed public stock offering have been deferred and are presented as prepaid expenses. Such costs, together with any additional costs to be incurred in connection with the offering, will be deducted from the offering proceeds and will reduce additional paid-in capital. If the offering is unsuccessful, offering costs will be charged to expense.

Stock subscriptions receivable - Such amounts are classified as current assets, as full payment was received on January 2, 2001.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (cont.)

Notes receivable for stock purchase - Notes receivable from officers/directors and a consultant in connection with the sale and issuance of common stock are reported as a reduction to stockholders' equity until payment is received. See note  3.

Income tax - The Company expects to file a consolidated federal income tax return with its subsidiary. Deferred taxes are provided, when material, on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. There were no material temporary differences for the period presented, so deferred taxes have not been recorded in the accompanying financial statements. In addition, immaterial current income tax payable at December 31, 2000, has not been accrued.

Earnings per share - Earnings per common share has been computed on the basis of the weighted-average number of common shares outstanding during the period presented.

NOTE  2  -  RELATED-PARTY  TRANSACTIONS:

An officer/stockholder provided office space and administrative support at no cost to the Company through December 31, 2000. Nominal amounts ascribed to such items were not material to the Company and have not been recorded in the accompanying financial statements.

Interest income of $800 relating to notes receivable from stock purchases by officers/directors and a consultant was accrued through December 31, 2000.

NOTE 3  -  CAPITAL  STOCK:

Shares  Issued  to  Officers/Directors  and  Consultant:

Upon incorporation, the Company entered into stock subscription agreements with three officers/directors and a consultant for a total of 100,000 common shares. Each of the four agreements provided for the sale and issuance of 25,000 shares at $1 per share. The agreements call for initial payment of $6,250 in cash and a $18,750 note receivable from each of the individuals. The notes receivable, totaling $75,000 at December 31, 2000, are unsecured and bear interest at 6.3%. They are due in equal annual principal payments plus interest over a three-year period ending in October 2003. The notes receivable are reflected as a reduction of stockholders' equity, in the accompanying financial statements until collected.

Private  Placements:

Through December 31, 2000, the Company completed two series of unregistered private placements of common stock. A total of 250,000 shares were subscribed and, for all but 40,000 shares, payment had been received in full by December 31, 2000. Subscriptions receivable for the remaining 40,000 shares ($120,000) were collected on January 2, 2001. The gross proceeds, including the subscriptions subsequently collected, for the two private placements totaled $650,000.

TEMPORARY  FINANCIAL  SERVICES,  INC.  AND  SUBSIDIARY
(A  DEVELOPMENT  STAGE  COMPANY)
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

NOTE 3  -  CAPITAL  STOCK: (cont.)

Preferred  Stock:

Shares of the Company's authorized but unissued preferred stock, if issued, are entitled preference over common shares in distribution of assets upon the Company's liquidation or dissolution. Preferred shares have no stated dividend rate.

In 2001 the Company intends to complete an initial public offering of 200,000 to 800,000 shares of its common stock and expects to file a registration statement with the Securities and Exchange Commission in connection with the offering.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  24.     Indemnification  of  Officers  and  Directors

          We are authorized by our Articles of Incorporation and Bylaws by to indemnify, agree to indemnify or obligate our company to advance or reimburse expenses incurred by our Directors, Officers, employees or agents in any Proceeding (as defined in the Washington Business Corporation Act) to the full extent of the laws of the State of Washington as may now or hereafter exist.

          Section 23B.08.510 of the Business Corporation Act sets out the corporation's basic authority to indemnify. The section is structured to first define generally what the corporation may indemnify and then specify exceptions for which the corporation is not permitted to indemnify.

          A corporation may indemnify an individual who has been made a party to a proceeding because the individual is or was a director, against liability incurred in the proceeding if:

               (a)  The  individual  acted  in  good  faith;  and

               (b)  The  individual  reasonably  believed:

               (i)  In the case of conduct in the individual's official capacity
with the                              corporation, that the individual's conduct
was  in  its  best  interests;  and

               (ii)     In all other cases, that the individual's conduct was at
least  not  opposed  to  its                         best  interests;  and

               (c)     In  the  case  of any criminal proceeding, the individual
had  no  reasonable cause                    to believe the individual's conduct
was  unlawful.

          Section 23B.08.510 defines the "outer limits" for which indemnification (other than as authorized by shareholder action) is permitted. If a director's conduct falls outside these limits, the director, however, is still potentially eligible for court-ordered indemnification under other provisions. Conduct falling within these broad guidelines is permissive; it does not entitle directors to indemnification. There is a much more limited area of mandatory indemnification. We have, however, however, through bylaw provisions, obligated themselves to indemnify directors to the maximum extent permitted by law.

          The general standards for indemnification are closely related to the basic statutory provision defining the general standards of director conduct. The indemnity standards, however, are lower. Section 23B.08.300 (general standards of conduct) includes a requirement that directors exercise the "care an ordinarily prudent person in a like position would exercise." This standard is not contained in the standard for indemnification, which only requires that directors act" in good faith" and that they "reasonably believe" that their actions are either in the corporation's best interests or at least not opposed to those best interests. It is possible that a director who falls below the standard of conduct prescribed by the Business Corporation Act may meet the standard for indemnification under Section 23B.08.510. Further, with respect to the reverse, the courts have stated that it is clear that a director who has met thestandards of conduct would be eligible in virtually every case to be indemnified under Section 23B.08.510.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item  25.     Other  Expenses  of  Issuance  and  Distribution

          The estimated expenses payable in connection with the registration of the Shares is as follows:

          SEC  Registration                                      $    1,000
          Accounting  Fees  and  Expenses                            12,000
          Transfer  Agent  Fees                                       3,500
          Legal  Fees  and Expenses                                  25,000
          Blue  Sky  Fees  and  Expenses                              5,000
          Misc.                                                       2,500
                                                                 ----------
          Total                                                  $   49,000

Item  26.     Recent  Sales  of  Unregistered  Securities

In October 2000, we offered and sold a total of 50,000 Shares at a of $1.00 per Share to sixr individuals, four of whom were officers and directors and two of whom were consultants. Each of these purchasers was an accredited investor. The Shares were issued pursuant to a Section 4(2) exemption from registration under the Act.

Between November 2000 and January 2001 we offered and sold 200,000 shares at a price of $3.00 per Share to 14 purchasers. Four of the purchasers were Officers or Directors (and their IRA accounts). Each purchaser was an accredited investor and each investor was deemed to be sophisticated based on their prior investment experience and their knowledge of the temporary labor industry. The Shares were issued pursuant to a Section 4(2) exemption from registration under the Act and to Rule 506 of Regulation D.

Each of the certificates issued in connection with the above offerings contained restrictive language on its face and each certificate had a restrictive legend in substantially the following form:

The Securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established by opinion of counsel satisfactory to the Company to the effect that in the opinion of such counsel such registration in not required

None of the Shares were offered by means of advertising or general solicitation. No commissions were paid directly or indirectly to any person in connection with the offer or sale of any of the Shares.

Item  27.     Exhibits*

     (3)     (i)     Articles  of  Incorporation              Page
            (ii)     Bylaws                                   Page
    (10)     Fund  Impound  agreement                           **
    (21)     Subsidiaries  of  the  registrant                Page
    (23)     Consent  of  experts and counsel                 Page

*     Omitted  exhibits  not  applicable
**    To  be  filed  by  amendment

Item  28.  Undertakings

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above in Item 24, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, as amended, we have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on the 27th day of April, 2001.

TEMPORARY  FINANCIAL  SERVICES,  INC.

By:  /s/  JOHN  COGHLAN
President  and  Chief  Executive Officer

     We, the undersigned directors and officers of Temporary Financial Services, Inc., do hereby constitute and appoint John Coghlan and Brad Herr, or either of them , our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable Temporary Financial Services, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                              CAPACITY

     /s/  JOHN  COGHLAN                     President,  Chief  Executive  Officer

     /s/  BRAD  HERR                        Secretary

     /s/  KRISTIE  JESMORE                  Treasurer

Item  27.     Exhibits*

     (3)     (i)     Articles  of  Incorporation              Page
            (ii)     Bylaws                                   Page
    (10)     Fund  Impound  agreement                           **
    (21)     Subsidiaries  of  the  registrant                Page
    (23)     Consent  of  experts and counsel                 Page

*     Omitted  exhibits  not  applicable
**    To  be  filed  by  amendment